SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		May 9, 2013

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation, held May 9, 2013, the shareholders voted on five proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2013.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ronald M. Bentley	3,229,841	21,919	707,983
Robert H. Dalrymple	3,230,823	20,937	707,983
Clover M. Drinkwater	3,180,239	71,521	707,983
Richard W. Swan	3,225,625	26,135	707,983

Messrs. Bentley, Dalrymple, Swan and Ms. Drinkwater were elected.

Proposal 2:  Approval of the Company’s Named Executive Officers Compensation (“Say-on-Pay”):

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,020,823	109,545	120,115	707,983

The Company’s Named Executive Officers compensation was approved.

Proposal 3:  Frequency of the Say-on-Pay Vote:

Frequency of Say-on-Pay
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,462,611	164,327	454,374	170,448	707,983

The frequency of the Say-on-Pay vote is every 1 Year.

Proposal 4:  Approval of the Company’s Amended and Restated Restricted Stock Plan:

Amended and Restated Restricted Stock Plan
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,920,962	231,208	99,591	707,983

The Company’s Amended and Restated Restricted Stock Plan was approved.

Proposal 5: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

Votes For	Votes Against	Abstain
3,873,071	52,505	34,168

The appointment of Crowe Horwath LLP was ratified.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 10, 2013	By: Ronald M. Bentley
[

Ronald M. Bentley
President & Chief Executive Officer